EXHIBIT 10.5

                                 PROMISSORY NOTE

$1,300,000.00                                                   AUGUST 13, 1999
                                                                CLEVELAND, OHIO

1. FOR VALUE RECEIVED, the undersigned, Novex Systems International, Inc., a New York corporation with its principal place of business located at 67 Wall Street, Suite 2001, New York, New York 10005 ("Maker"), promises to pay to the order of The Sherwin-Williams Company, an Ohio corporation with its principal Place of business located at 101 Prospect Avenue, N.W., Cleveland, Ohio 44115 ("Sherwin-Willams"), the principal sum of One Million Three Hundred Thousand and 00/100 Dollars ($1,300,000.00).

2. The unpaid principal ballance of this Promissory Note ("Note") shall bear interest at the rate of ten percent (10%) per annum. Interest will be computed on the basis of a three hundred sixty (360) day year calculated by the actual number of days elapsed. Interest on this Note shall be due and payable as follows: (A) interest at the rate of five percent (5%) per annum shall be due and payable on a quarterly basis commencing on November 15, 1999 and continuing on the same day of each successive quarter thereafter and (B) the remaining interest at the rate of five percent (5%) per annum shall be due and payable on the first anniversary of the date hereof. The entire unpaid principal balance of this Note, together with the balance of the interest due hereon, shall be due and payable on the first anniversary of the date hereof.

3. In the event Maker fails to pay any quarterly installment when due, the entire unpaid principal balance then remaining shall bear interest at the maximum rate allowable by law and shall be due and payable on demand by Sherwin-Williams or any subsequent holder hereof at 101 Prospect Avenue, N.W., Cleveland, Ohio 44115-1075, or at any other place hereafter designated by any subsequent holder.

4. The principal balance of this Note, together with all accrued and unpaid interest thereon, may be prepaid in whole or in part at any time without penalty or premium.

5. This Note evidences indebtedness of the Maker to Sherwin-Williams arising under that certain Loan agreement of even date herewith, between Mader and Sherwin-Williams ("Loan Agreement"). Reference is made to the Loan Agreement for a statement of the rights of Sherwin-Williams or other holder hereof and the duties and obligations of Maker in relation thereto. Neither this reference nor any provision thereof shall affect or impair the absolute and unconditional obligations of Maker to pay the principal and interest on this Note when due. All capitalized terms used but not defined herein shall have the same meaning assigned to such terms in the Loan Agreement.

6. Maker agrees that upon the occurrence of any one of the following events, this Note (including the entire unpaid principal balance and accrued interest) and at the option of Sherwin-Williams, all other obligations, including but not limited to any amounts due Sherwin-Williams in connection with purchases of products from Sherwin-Williams at any time during the term of this Note, if any, of Maker to Sherwin-Williams, shall at once become due and payable without further notice, presentment, or demand of payment: (a) failure to pay any quarterly installment on the due date thereof; (b) the commencement by or against Maker of any proceeding, suit, or action for bankruptcy, reorganization, dissolution, or liquidation; (c) filing by or against Maker of a petition under any of the provisions of the existing bankruptcy laws, assignment for the benefit of creditors or other types of insolvency laws; (d) application for, or appointment of, a receiver for Maker or its property; (e) issuance of a warrant of attachment relating to any assets of Maker; (f) calling of a meeting of creditors of Maker; (g) appointment of a committee of creditors or a liquidating agent for Maker; (h) creation of a security Interest in, or pledge of, any assets of maker which are defined as "Collateral" in the Security Agreement of even date herewith by and between maker and Sherwin-Williams ("Security Agreement") or in the mortgage of even date herewith by seller in favor of Sherwin-Williams ("Mortgage"); or (i) any other event occurs which constitutes an Event of Default under any other documents executed in connection with the loan agreement (collectivelly, each an "Event of Default").

7. If any provision of this Note, or portion thereof, or the application thereof to any persons or circumstances is declared to be invalid or unenforceable by a court of competent jurisdiction, the remainder of this Note, or the application of such remaining provision, or portion thereof, shall not be affected thereby, and the remaining provisions of this Note shall be valid and enforceable to the fullest extent permitted by law.

8. The rights and remedies of the holder as provided herein shall be cumulative and concurrent and may be pursued singularly, successively, or together at the sole discretion of the holder hereof, and may be exercised as often as an occasion therefor shall occur, and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same.

9. In the event the indebtedness evidenced hereby is not paid upon maturity (by acceleration or otherwise) and the same is collected by or through an attorney-at-law, costs of suit including, but not limited to attorneys' fees, shall be added to and collected as part of the indebtedness.

10. Maker waives presentment for payment, protest and notice of dishonor and/or notice of nonpayment and expressly agrees to remain and continue to be bound, subject to the provisions set forth herein for the payment of principal and other sums provided for the terms of this Note, notwithstanding any extension or extensions of time of or for the payment of said principal or other sum or any change or changes by way of release, surrender, exchange or substitution of any real estate security or other collateral security now held or which may hereafter be held as security for this Note. Maker waives all and every kind of notice of such extension or extensions, change or changes, and agrees that the same may be made without notice to Maker.

11.       This Note is   not  given in  connection  with  a  consumer  loan or
          consumer transaction.

12. This Note shall be governed by and construed according to the laws of the State of Ohio.

                  IN WITNESS WHEREOF, Maker has caused this Note to be executed by its duly authorized representative on this 13th day of August, 1999.

WITNESS:                            MAKER:  NOVEX SYSTEMS INTERNATIONAL, INC.

/SS/ JANET L. DOWE                          BY:     /SS/ DANIEL W. DOWE
                                            TITLE:       PRESIDENT